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EXHIBIT 21.01


SUBSIDIARIES OF COMSHARE, INCORPORATED


Subsidiaries of the                            Incorporated
Registrant(a)                                       In
                                               ------------

Comshare (U.S.), Inc.                          Michigan
Comshare, Ltd.                                 Canada
Comshare International B.V.                (b) Netherlands
  Comshare Holdings Company                    United Kingdom
  Comshare, Ltd.                               United Kingdom
  Comshare International Ltd.                  United Kingdom


(a) All subsidiaries are wholly owned by their immediate parent.
(b) Currently being liquidated.